UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2010

Striker Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

901 – 360 Bay Street, Toronto, ON, Canada	M5H 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 489-0093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Effective May 28, 2010 Striker Energy Corp. (“Striker”) entered into a consulting agreement with Dr. Cameron Durrant to assist management in the identification of opportunities available to the company in the healthcare industry and to recommend terms of potential acquisitions. Under the agreement, Striker will compensate Dr. Durrant on a time-spent basis at the rate of $1,000 per day, plus reimbursement of reasonable associated expenses.

Subject to certain conditions, or renewal, the term of the agreement is one year, expiring on May 28, 2011.

Item 9.01     Financial Statements and Exhibits.

            (d)     Exhibits.

99.1	Striker Energy Corp. press release dated June 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER ENERGY CORP.

/s/ Joseph Carusone
Joseph Carusone
President, Secretary, Treasurer and Director

Date June 2, 2010